70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS FOURTH QUARTER
AND FULL-YEAR RESULTS FOR FISCAL 2008

Net Sales Increased 24.3% for the Quarter and 11.8% for the Year

MELVILLE, N.Y., May 12, 2008 --- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial and operating results for the fourth quarter and year ended February 29, 2008.

For the fiscal year ended February 29, 2008, net sales from continuing operations increased to $747,170,000 from $668,591,000 in the comparable period last year, an increase of 11.8%. Sales in the core distribution business increased 20.1% year-over-year (see Exhibit A).

Net sales for the fourth quarter increased to $193,188,000 from $155,363,000 for the comparable period last year, an increase of 24.3%. Sales in the core distribution business increased 28.2% in the fourth quarter of fiscal 2008.

The Company has reevaluated its accounting policy for revenue reporting for its Titan division, which provides supply chain services ranging from order management through distribution and transportation. In accordance with EITF 99-19, "Reporting Revenue Gross as a Principal vs. Net as an Agent," the Company has revised its revenue presentation to Net as an Agent and therefore reduced sales and cost of sales in fiscal years 2008 and 2007 by $69,209,000 and $70,252,000, respectively, and for the fourth quarters of fiscal 2008 and 2007 by $15,357,000 and $15,089,000, respectively. Titan revenue will now be reported in sales as a fee for services for future periods, as well as for prior periods presented in this release and in filings with the Securities and Exchange Commission. There is no change to net income resulting from this classification change.

Net income for fiscal 2008 was $2,519,000, compared with a net income of $7,717,000 in the same period last year. Diluted earnings per share is $.14 for the year ended February 29, 2008 compared with $.41 per diluted share in the same period last year.

Net income for the current quarter was $424,000 or $.02 per diluted share, compared with a net income of $523,000 or $.03 per diluted share in the same period last year.

The Company's results in fiscal 2008 include a number of items noted below that impact comparability with fiscal 2007. Excluding those items, on a proforma basis diluted earnings per share would have been $.44 and $.12 for the year and fourth quarter ended February 29, 2008, respectively, compared to $.41 and $.03 per diluted share in the comparable periods in the prior fiscal year.

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 2

The Company's results for the fiscal year 2008 and fourth quarter include the following items:

•
Professional fees (including interest and penalties) associated with the financial statement restatement and the ongoing SEC investigation of Vitesse Semiconductor Corp. of $4,063,000 for the year and $1,026,000 in the quarter;

•	Germany start-up - net loss for the year of $2,698,000 and $1,099,000 for the quarter; and
•	Severance cost incurred in the third quarter for the previously announced reduction in workforce for the year of $258,000.

See Exhibit B for a reconciliation of GAAP net income to proforma net income.

Arthur Nadata, Chairman of the Board and Chief Executive Officer of Nu Horizons stated, "We are executing well on our sales growth strategy with 42% growth in Asia, 106% in Europe and 11.8% total sales growth year-over-year. We continue to invest in Germany and expect this to fuel future growth in Europe. While we are disappointed that professional fees continue to adversely effect our earnings, which we expect will continue in the near term, we are committed to continuing to increase earnings through market expansion, increased design wins and cost controls. We are excited about our new IBM systems agreement which provides us not only with a new set of products and services, but is expected to allow us to enter into new markets where IBM's market leadership offers a competitive advantage."

A conference call to further discuss earnings will be held today at 4:15 pm ET. The call can be accessed by dialing 1-877-719-9786, (international, dial 1-719-325-4836). A telephone replay of the call will be available beginning at 7:00 pm ET at (888)-203-1112 (international, dial 1-719-457-0820) Please refer to confirmation code 5926049. A webcast of the call will also be available, online (both live and after the call), at www.nuhorizons.com.

Certain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company provides certain non-GAAP financial information relating to net income and net income per diluted share, each as adjusted for certain charges, credits and losses that the Company believes impact the comparability of its results of operations. These charges, credits and losses arise out of
(i) professional fees related to the SEC inquiry related to "In the Matter of Vitesse Semiconductor" and the restatement of our financial statements, (ii) the Company's investment in a start-up in Germany, and (iii) severance costs. A reconciliation of the company's non-GAAP financial information to GAAP is set forth in the table below.

The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because management considers the charges, credits and losses referred to above to be outside the Company's core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the Company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 3

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 51 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks related to the pending Vitesse-related SEC investigation. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President
and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

(Tables Follow)

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Years Ended		For the Three Months Ended
	February 29, 2008	February 28, 2007	February 29, 2008	February 28, 2007
		(As Restated, see Note 1)		(As Restated, see Note 1)

NET SALES	$747,170,000	$668,591,000	$193,188,000	$155,363,000

COSTS AND EXPENSES:
Cost of sales	626,771,000	554,266,000	166,348,000	128,517,000
Operating expenses	112,473,000	94,891,000	27,632,000	24,874,000
	739,244,000	649,157,000	193,980,000	153,391,000

INCOME (LOSS) FROM OPERATIONS	7,926,000	19,434,000	(792,000)	1,972,000

OTHER (INCOME) EXPENSE:
Interest expense	4,570,000	3,850,000	1,421,000	920,000
Interest income	(241,000)	(580,000)	(207,000)	(44,000)
	4,329,000	3,270,000	1,214,000	876,000

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS	3,597,000	16,164,000	(2,006,000)	1,096,000

Provision for income taxes (benefit)	766,000	7,991,000	(2,424,000)	542,000

INCOME BEFORE MINORITY INTERESTS	2,831,000	8,173,000	418,000	554,000

Minority interest in earnings of subsidiaries	312,000	456,000	(6,000)	31,000

NET INCOME	$2,519,000	$7,717,000	$424,000	$523,000

NET INCOME PER COMMON SHARE
Basic	$.14	$.43	$.02	$.03
Diluted	$.14	$.41	$.02	$.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	17,931,356	17,871,671	17,939,325	18,158,034
Diluted	18,582,130	18,641,475	18,231,184	18,926,647

1 Prior fiscal periods have been restated to correct the Company's provision for income tax and related U.S. income tax obligations for fiscal 2007. Revenue has been reclassified to conform with current year presentation.

(more)

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 5

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	February 29, 2008	February 28, 2007
		(As Restated, see Note 1)
- ASSETS -
CURRENT ASSETS:
Cash	$3,886,000	$4,747,000
Accounts receivable - less allowances of $4,269,000 and $4,985,000, respectively	150,270,000	119,946,000
Inventories	122,761,000	119,821,000
Deferred tax asset	3,135,000	3,082,000
Prepaid expenses and other current assets	4,306,000	4,625,000
TOTAL CURRENT ASSETS	284,358,000	252,221,000

PROPERTY, PLANT AND EQUIPMENT - NET	4,529,000	3,381,000

OTHER ASSETS:
Cost in excess of net assets acquired	9,925,000	8,332,000
Intangibles - net	2,500,000	-
Other assets	5,101,000	4,055,000

TOTAL ASSETS	$306,413,000	$267,989,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$67,306,000	$62,410,000
Accrued expenses	8,615,000	6,464,000
Due to sellers	3,245,000	1,611,000
Bank credit line	603,000	2,327,000
Income taxes payable	133,000	8,179,000
TOTAL CURRENT LIABILITIES	79,902,000	80,991,000

LONG TERM LIABILITIES
Revolving credit lines	69,300,000	30,000,000
Due to sellers	-	3,378,000
Executive retirement plan	1,684,000	1,200,000
Deferred tax liability	2,072,000	2,725,000
TOTAL LONG TERM LIABILITIES	73,056,000	37,303,000

MINORITY INTEREST IN SUBSIDIARIES	2,261,000	1,948,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,392,457 and 18,158,034 shares issued and outstanding as of February 29, 2008 and February 28, 2007, respectively	121,000	120,000
Additional paid-in capital	54,979,000	53,512,000
Retained earnings	96,621,000	94,102,000
Other accumulated comprehensive (loss) income	(527,000)	13,000
TOTAL SHAREHOLDERS’ EQUITY	151,194,000	147,747,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$306,413,000	$267,989,000

1 Prior fiscal periods have been restated to correct the Company's provision for income tax and related U.S. income tax obligations for fiscal 2007.

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 6

EXHIBIT A

Quarterly and Fiscal Year Sales Analysis
($ in Thousands)

	FY 2008		FY2007(2)
		% of		% of
	Q4	Total	Q4	Total
Sales by Geographic Area:
North America	$124,712	64.6%	$117,668	75.7%
Asia	51,973	26.9%	28,192	18.2%
Europe	16,503	8.5%	9,503	6.1%
	$193,188	100%	$155,363	100%

	FY 2007		FY 2007
		% of		% of
	YTD	Total	YTD	Total
North America	$512,749	68.7%	$533,598	79.8%
Asia	172,932	23.1%	111,483	16.7%
Europe	61,489	8.2%	23,510	3.5%
	$747,170	100%	$668,591	100%

	FY 2008		FY 2007(2)
		% of		% of
	Q4	Total	Q4	Total
Sales for Electronics and Systems:
Nu Horizons
Core Distribution	$180,932	93.7%	$141,160	90.9%
Systems	12,256	6.3%	14,203	9.1%
	$193,188	100%	$155,363	100%

	FY 2008		FY 2007
		% of		% of
	YTD	Total	YTD	Total
Nu Horizons
Core Distribution	$696,826	93.3%	$580,330	86.8%
Systems	50,344	6.7%	88,261	13.2%
	$747,170	100%	$668,591	100%

(2) Revenue has been reclassified to conform with current year presentation.

UHC Reports Fourth Quarter and Fiscal Year End 2008 Results	Page 7

EXHIBIT B

Proforma Effect of Special Items:

The table below presents proforma net income and proforma diluted earnings per share which gives effect to the core operating results, excluding special items:

Reconciliation of Reported Net Income to Proforma Net Income And Diluted Earnings Per Share

	Year Ended February 29, 2008	Quarter Ended February 29, 2008
	(Unaudited)	(Unaudited)

Reported actual net income	$2,519,000	$423,000
Add: Special items net of tax:
Professional fees(1)	2,641,000	667,000
Germany Start-Up: net losses(2)	2,698,000	1,099,000
Interest and penalties related to tax restatement(3)	149,000	-
Severance(4)	168,000	-
Proforma net income	$8,175,000	$2,189,000

Proforma diluted earnings per share	$.44	$.12

Diluted shares outstanding	18,582,130	18,231,184

Notes:
(1)
Professional fees related to the SEC inquiry and the Company's related internal investigation in the action entitled, "In the matter of Vitesse Semiconductor," and the restatement of our financial statements previously reported.

(2)
The Company commenced operations in Germany in fiscal 2008. This investment in Germany is expected to have net losses due to it being a "Start-Up". Net losses are being deducted to arrive at proforma core earnings, excluding our Start-Up investment.

(3)	Interest and penalties related to income taxes associated with the previously announced restatement of our financial statements.
(4)	Severance cost associated with the domestic reduction in workforce previously announced November 29, 2007.

# # #